CUSIP No. 90070A103	SCHEDULE 13G	Page 1 1 of 11 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Tuscan Holdings Corp. II dated as of February 14, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2023

HARRADEN CIRCLE INVESTORS, LP

By:	HARRADEN CIRCLE INVESTORS GP, LP, its general partner
By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LP

By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner

By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

HARRADEN CIRCLE INVESTMENTS, LLC

By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

FREDERICK V. FORTMILLER, JR.

/s/ Frederick V. Fortmiller, Jr.